Exhibit 10.21

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of 12 July 2021, by and between Prologis Limited Partnership I, a Delaware limited partnership, (“Landlord”) and Rigetti & Co, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a Lease dated August 9, 2016, as further amended by that certain First Amendment dated May 9, 2019, as further amended by that certain Second Amendment dated July 29, 2020, as further amended by that certain Third Amendment dated June 3, 2021, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 38,000 square feet located at 47400-47470 Seabridge Drive, Fremont, CA 94538 (the “Premises”), such lease, as heretofore modified, being herein referred to as the “Lease”.

WHEREAS, a scrivener’s error occurred in the drafting of the Lease whereby the Premises size was incorrectly drafted; and

WHEREAS, Landlord and Tenant hereby desire to correct the Premises size under the Lease; and

WHEREAS, the parties hereto now desire to amend and modify said Lease as more fully hereinafter set forth.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Landlord and Tenant hereby acknowledge and agree that Paragraph 1 of the Third Amendment is deleted in its entirety and replaced with the following:

“1. Effective on September 1, 2021 (the “Expansion Commencement Date”) the Premises under the Lease shall be amended to include that portion of the Building containing approximately 12,600 rentable square feet as shown on Exhibit A attached hereto (the “Expansion Premises”) such that thereafter, subject to the provisions herein, the Premises under the Lease shall consist of a total of approximately 38,000 rentable square feet. Tenant shall accept the Expansion Premises in its “as-is” condition as of the Expansion Commencement Date. All of the terms and conditions of the Lease shall apply to the Expansion Premises effective on the Expansion Commencement Date. Effective on the Expansion Commencement Date, Tenant’s Proportionate Share of the Building shall be automatically amended to 70.6 % and Tenant’s Proportionate Share of the Project shall be automatically amended to 2.75%.”

2.

Except as herein amended, the terms and conditions of the Lease and any amendments thereto, shall continue in full force and effect and the Lease (and any amendments thereto) as amended herein is hereby ratified and affirmed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the day and year first above written.

TENANT:		LANDLORD:

Rigetti & Co, Inc.		PROLOGIS LIMITED PARTNERSHIP I
a Delaware corporation		a Delaware limited partnership

		By:	Prologis, a Maryland real estate investment trust, its general partner

By:	/s/ Chad Rigetti	By:	/s/ Travis Durfee
Name:	Chad Rigetti	Name:	Travis Durfee
Title:	CEO	Title:	Senior Vice President, Market Officer